United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 2, 2021
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events
On December 2, 2021, Realty Income Corporation (the “Company” or “Realty Income”) provided certain updates with respect to its recent and pending property investments and capital raising, as set forth below.
From October 1, 2021 through December 1, 2021, the Company acquired properties with an aggregate purchase price of approximately $1.1 billion and entered into agreements or letters of intent to purchase additional properties with an aggregate estimated purchase price of over $1.1 billion, which are expected to close in the fourth quarter of 2021. The acquisition of properties is subject to numerous risks and uncertainties, including various closing conditions and potential purchase price adjustments, and there can be no assurance that the properties for which the Company has entered into letters of intent (which are non-binding and therefore can be terminated by the buyer or the seller) or acquisition agreements as described above will be acquired at the prices or on the timetable or other terms currently contemplated, or at all, or that the Company will enter into binding agreements to acquire properties as to which the Company has entered into letters of intent. The foregoing $1.1 billion of property investments from October 1, 2021 through December 1, 2021 includes investments in properties under development or expansion.
From October 1, 2021 through December 1, 2021, the Company raised approximately $1.55 billion in capital, consisting of approximately $950 million in net proceeds from the sale of approximately 13.6 million shares of common stock through its at-the-market (ATM) Program, and approximately $595 million through the receipt of a cash distribution (the “Realty Income Distribution”) from Orion Office REIT Inc. (“Orion”) to the Company in connection with the recently completed spin-off of Orion to the Company’s shareholders. The Realty Income Distribution received by the Company included approximately $170 million as reimbursement to the Company for the repayment of mortgages payable (and a portion of the associated prepayment costs) previously collateralized by properties that the Company contributed unencumbered to Orion in connection with the spin-off, which mortgages payable were repaid by the Company prior to the completion of the spin-off.
Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical are "forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause our actual future results to differ materially from expected results. These risks include, among others, general economic conditions, domestic and foreign real estate conditions, client financial health, the availability of capital to finance planned growth, volatility and uncertainty in the credit markets and broader financial markets, changes in foreign currency exchange rates, property acquisitions and the timing, terms or completion of property acquisitions (including the pending and proposed property acquisitions described above), effects of the recently completed spin-off of Orion to the Company's stockholders, effects of the Company’s completed merger with VEREIT, charges for property impairments, the effects of the COVID-19 pandemic and the measures taken to limit its impact, the effects of pandemics or global outbreaks of contagious diseases or fear of such outbreaks, the ability of clients to adequately manage their properties and fulfill their respective lease obligations to Realty Income, and the outcome of any legal proceedings to which Realty Income is a party. Consequently, forward-looking statements should be regarded solely as reflections of Realty Income's current operating plans and estimates. Actual operating results and other matters, including property acquisitions, may differ materially from what is expressed or forecast in this Current Report on Form 8-K. Realty Income does not undertake any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2021	REALTY INCOME CORPORATION

	By:	/s/ MICHELLE BUSHORE
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary